Exhibit 5.2

[MANDELBAUM, SALSBURG, LAZRIS & DISCENZA, P.C. Letterhead]

March 26, 2013

Tumi Holdings, Inc.
1001 Durham Ave.
South Plainfield, NJ 07080

Re:     Tumi Holdings, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Tumi Holdings, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the selling stockholders set forth on Schedule A hereto (the "Selling Stockholders") of the number of shares of the Company's common stock, par value $0.01 per share (“Common Stock”), set forth opposite their respective names on Schedule A (including additional shares that may be sold pursuant to an over-allotment option, the “Shares”), pursuant to the Registration Statement (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we are familiar with (a) the Company's Registration Statement on Form S-1 (File No. 333-187095), as filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2013 under the Act; (b) Amendment No. 1 to the Registration Statement as filed with the Commission as of the date hereof under the Act (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into among Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), the Selling Stockholders and the Company filed as Exhibit 1.1 to the Registration Statement; (d) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (e) the By-Laws of the Company, as amended to date and currently in effect; (f) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares to the Selling Stockholders and related matters; and (g) the certificates evidencing the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New Jersey, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions).

Based upon and subject to the foregoing, we are of the opinion that the Shares being sold by the Selling Stockholders have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware and are validly issued, fully paid and nonassessable.

In rendering the opinion set forth in the preceding paragraph, we have assumed that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of the Shares has been received in full by the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/MANDELBAUM SALSBURG, P.C.

Schedule A
Selling Stockholders

Michael Mardy                                50,000 shares

Griffith Investment Management Company, LLC,
a New York limited liability company                80,000 shares

Jerome Griffith & Elke Foppe Grunsch Foundation, Inc.,
A New Jersey not-for-profit corporation                10,000 shares